Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 1, 2024, on the financial statements of Auddia, Inc. as of December 31, 2023 and for the year then ended included herein on the Regulation A Offering Circular of Auddia, Inc. in this Pre-Qualified Amendment No. 2 to Offering Statement on Form 1-A/A (No. 024-12472) and to the reference to our firm under the heading “Experts”.

/s/ Haynie & Company

Salt Lake City, Utah

September 23, 2024